UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006 (December 6, 2006)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 21, 2006, Samsonite Corporation (the “Company”) commenced offers to purchase for cash  and consent solicitations (the “Offers”) for any and all of the $164,970,000 outstanding principal amount of its 8-7/8% Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes”) and €100,000,000 outstanding principal amount of its Floating Rate Senior Notes due 2010 (the “Floating Rate Notes” and, together with the Senior Subordinated Notes, the “Notes”).

On December 6, 2006, the Company announced that pursuant to the terms of the Offers, it has received valid tenders and consents representing a majority in principal amount of each series of Notes outstanding as of the expiration of the consent deadline at 9:00 a.m., New York City time, on December 6, 2006 (the “Consent Date”).  A copy of the related press release is attached hereto as Exhibit 99.1.

As of the Consent Date, $164,410,000 in aggregate principal amount, or approximately 99.66% of the outstanding Senior Subordinated Notes, and €84,629,000 in aggregate principal amount, or approximately 84.62% of the outstanding Floating Rate Notes have been validly tendered.

On December 6, 2006, the Company also announced that it has entered into (i) a Supplemental Indenture (the “Senior Subordinated Notes Supplemental Indenture”) to the Indenture, dated as of June 9, 2004 (as supplemented, the “Senior Subordinated Notes Indenture”), between the Company and The Bank of New York Trust Company, N.A., a national banking association, as successor to The Bank of New York, as trustee, relating to the Company’s Senior Subordinated Notes, and (ii) a Supplemental Indenture (the “Floating Rate Notes Supplemental Indenture” and, together with the Senior Subordinated Notes Supplement Indenture, the “Supplemental Indentures”), to the Indenture, dated as of June 9, 2004 (as supplemented, the “Floating Rate Notes Indenture” and, together with the Senior Subordinated Notes Indenture, the “Indentures”), between the Company and The Bank of New York, a New York banking corporation, as trustee, relating to the Company’s Floating Rate Notes.

The Supplemental Indentures effect the proposed amendments to the applicable Indentures as described in the Company’s Offers to Purchase and Consent Solicitations Statement, dated as of November 21, 2006. The proposed amendments will become operative only when validly tendered notes are accepted for payment by the Company pursuant to the terms of the Offers.  The Offers are currently scheduled to expire at 9:00 a.m., New York City time, on December 20, 2006.

Upon becoming operative, the proposed amendments will eliminate the following restrictive covenants and references thereto from the Indentures and the Notes.  Except as otherwise noted, the section references below apply to each of the Indentures.  Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated by reference.

SECTION 4.02	SEC Reports. This provision requires Samsonite to file specific reports with the Securities and Exchange Commission and to provide such reports to the Trustee and the Holders.

SECTION 4.03

Waiver of Stay, Execution or Usury Laws. This provision restricts the ability of Samsonite to take advantage of certain laws which might prohibit or forgive Samsonite’s payment of amounts due on the Notes.

SECTION 4.04(b)

Compliance Certificate. This provision requires Samsonite to provide the Trustee, within five business days of any officer becoming aware of any default or event of default, an officers’ certificate specifying such default or event of default and what action Samsonite is taking or proposes to take with respect thereto.

SECTION 4.05	Taxes. This provision requires Samsonite and its subsidiaries to pay all material taxes, assessments and governmental levies imposed upon them.

SECTION 4.06	Limitation on Incurrence of Additional Indebtedness. This provision restricts the ability of Samsonite and its restricted subsidiaries to incur indebtedness.

SECTION 4.07	Limitation on Preferred Stock of Restricted Subsidiaries. This provision restricts the ability of Samsonite’s restricted subsidiaries to sell preferred stock.

SECTION 4.08

Limitation on Restricted Payments. This provision restricts the ability of Samsonite and its restricted subsidiaries to make specified payments, including payments of dividends, the redemption of capital stock, the redemption of obligations subordinate to the Notes and the making of investments.

SECTION 4.09

Limitation on Certain Asset Sales. This provision restricts the ability of Samsonite and its restricted subsidiaries to sell or otherwise transfer their assets or property unless, among other things, the proceeds from such sales are used to repay certain indebtedness, acquire additional assets or repurchase Notes.

SECTION 4.10	Limitation on Transactions with Affiliates. This provision restricts the ability of Samsonite and its restricted subsidiaries to engage in transactions with affiliates of Samsonite.

SECTION 4.11 (Floating Rate Notes Indenture) SECTION 4.12 (Senior Subordinated Notes Indenture)	Payments for Consent. This provision restricts the ability of Samsonite and its restricted subsidiaries to make payments for consents unless the payment is offered to all Holders who consent.

SECTION 4.12 (Floating Rate Notes Indenture) SECTION 4.13 (Senior Subordinated Notes Indenture)

Corporate Existence. This provision requires Samsonite to keep in full force and effect its corporate existence and the corporate, partnership or other existence of each restricted subsidiary and the material franchises of Samsonite and its restricted subsidiaries.

SECTION 4.15 (Floating Rate Notes Indenture) SECTION 4.16 (Senior Subordinated Notes Indenture)	Limitation on Liens. This provision restricts the ability of Samsonite and its restricted subsidiaries to create or permit to exist certain liens on their assets and properties.

SECTION 4.16 (Floating Rate Notes Indenture) SECTION 4.17 (Senior Subordinated Notes Indenture)

Limitation on Emerging Market Subsidiaries. This provision restricts the ability of Samsonite and its wholly owned subsidiaries to directly or indirectly own any capital stock or other ownership interest in a subsidiary whose principle operations are not located in the Unites States, Canada, Western Europe or Japan.

SECTION 4.17 (Floating Rate Notes Indenture) SECTION 4.18 (Senior Subordinated Notes Indenture)

Limitation on Restricted Subsidiary Dividends; Restriction on Sale and Issuance of Subsidiary Stock. This provision restricts Samsonite and its restricted subsidiaries from creating or allowing encumbrances or restrictions to exist on any restricted subsidiary’s ability to (i) pay dividends or make distributions on its capital stock, (ii) pay any indebtedness owed to Samsonite or any other restricted subsidiary or (iii) transfer any of its assets or make or pay loans or advances to Samsonite or any other restricted subsidiary.

SECTION 5.01

Limitation on Consolidation, Merger and Sale of Assets. This provision restricts the ability of Samsonite and its restricted subsidiaries to merge, consolidate or sell all or substantially all of their respective assets.

SECTION 6.01, Paragraphs (3), (4), (5), (6) and (7)	Events of Default. Section 6.01 of the Indentures sets forth events that would constitute a default by Samsonite under the applicable Indentures.

Paragraph (3) describes events of default relating to the failure of Samsonite to comply with its covenants and agreements in the applicable Indenture;

Paragraph (4) describes events of default relating to defaults under other agreements, indentures or instruments;

Paragraph (5) describes events of default relating to judgments, orders and decrees; and

Paragraphs (6) and (7) describe events of default relating to bankruptcy proceedings.

SECTION 9.04, Paragraphs (2), (4), (6), and (7)	Conditions to Defeasance or Covenant Defeasance. Section 9.04 of the Indentures sets forth conditions to Samsonite’s option to effect defeasance or covenant defeasance with respect to the Notes.

Paragraph (2) currently restricts Samsonite’s option to effect defeasance or covenant defeasance when an event of default under the applicable Indentures has occurred and is continuing;

Paragraph (4) currently restricts Samsonite’s option to effect defeasance or covenant defeasance if such defeasance would result in a breach or violation of or constitute a default under any other agreement to which Samsonite is a party or by which it is bound;

Paragraphs (6) and (7) currently require Samsonite to deliver certain tax law opinions of legal counsel;

The Notes include certain of the foregoing provisions from the Indentures.  The proposed amendments will delete such provisions from the Notes.

The proposed amendments would delete those definitions from the Indentures if references to such definitions would be eliminated as a result of the elimination of the covenants described above.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of each Supplemental Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and incorporated by reference herein.

Item 3.03               Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained or incorporated in Items 1.01 and 8.01 of this report is incorporated by reference in this Item 3.03.

Item 8.01               Other Events.

On December 6, 2006, the Company issued a press release announcing the expiration of the Consent Date and the execution of the Supplemental Indentures.

A copy of the press release  is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Supplemental Indenture, dated as of December 6, 2006, to the Indenture dated as of June 9, 2004, between Samsonite Corporation and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.2	Supplemental Indenture, dated as of December 6, 2006, to the Indenture dated as of June 9, 2004, between Samsonite Corporation and The Bank of New York, as trustee.

99.1	Press Release issued by Samsonite Corporation on December 6, 2006, announcing the expiration of the Consent Date and the execution of the Supplemental Indentures.

Signatures

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ Richard H. Wiley
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: December 6, 2006